Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3 of our report dated February 29, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Chatham Lodging Trust's Annual Report on Form 10‑K for the year ended December 31, 2015. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated March 24, 2016 relating to the financial statements of INK Acquisition, LLC & Affiliates, which appears in Chatham Lodging Trust’s Annual Report on Form 10-K/A for the year ended December 31, 2015, for the period from January 1, 2014 to June 9, 2014 and for the year ended December 31, 2013.  We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated March 24, 2016 relating to the financial statements of IHP I Owner JV, LLC & Affiliates, which appears in Chatham Lodging Trust’s Annual Report on Form 10-K/A for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
December 23, 2016